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                                                                    EXHIBIT 9



             INTERCAPITAL NATURAL RESOURCE DEVELOPMENT SECURITIES INC.

                                   March 23, 1981

InterCapital Natural Resource
   Development Securities Inc.
Five World Trade Center
New York, New York  10048

Dear Sirs:

     With respect to the Registration Statement on Form N-1 (File No. 2-70421) (the "Registration Statement") filed by InterCapital Natural Resource Development Securities Inc., a Maryland corporation (the "Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 500,000,000 shares of Common Stock (par value $.01 per share) of the Company (the "Common Stock"), I, as your counsel, have examined such corporate records, certificates and other documents and reviewed such questions of law as I have considered necessary or appropriate for the purposes of this opinion, and on the basis of such examination and review, I advise you that, in my opinion, proper corporate proceedings have been taken by the Company so that the Common Stock has been validly authorized; and when the Common Stock has been issued and sold in accordance with the terms of the Underwriting Agreement referred to in the Registration Statement, the Common Stock will be validly issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Validity of Common Stock" in the Prospectus forming a part of the Registration Statement.
In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                             Very truly yours,

                                             /s/ Dennis H. Greenwald
                                             Dennis H. Greenwald
                                             General Counsel